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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
     Date of report (Date of earliest event reported)                     July 31, 2007
Breeze-Eastern Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	1-7872 (Commission File Number)	95-4062211 (IRS Employer Identification No.)

700 Liberty Ave, Union, New Jersey (Address of Principal Executive Offices)	07083 (Zip Code)
     Registrant’s telephone number, including area code             (908) 688-2440

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01	Entry into a Material Definitive Agreement
The company has entered into an agreement with certain of its major stockholders with respect to the slate of nominees to be proposed by the company for election as directors at the company’s 2007 annual meeting. Under the terms of a Settlement Agreement dated as of July 31, 2007, by and among the company, Tinicum Capital Partners II, L.P. and Tinicum Capital Partners II Parallel Fund, L.P. (collectively, “Tinicum”), and a stockholder group consisting primarily of Wynnefield Partners Small Cap Value, L.P., Goldsmith & Harris Incorporated, and their respective affiliated entities and persons (collectively, the “Stockholder Group”), the nominees to be named in the company’s proxy materials for election to the company’s eight member board will be current directors William J. Recker, William M. Shockley and Robert L. G. White, and new nominees William H. Alderman, Charles W. Grigg, Jay R. Harris, Russell M. Sarachek and Frederick Wasserman (collectively, the “Nominees”). Messrs. Alderman, Harris, Saracheck and Wasserman previously had been proposed as nominees to the company board by the Stockholder Group in a preliminary proxy statement filed with the Securities and Exchange Commission. Messrs. Grigg and Shockley are affiliated with Tinicum.
The Agreement further provides that the Stockholder Group will withdraw its nominees to the company board and terminate its proxy solicitation. The members of the Stockholder Group and Tinicum have further agreed to refrain from submitting any stockholder proposal or director nominations at the 2007 annual meeting and at any other meetings of company stockholders which may be held prior to and including the company’s 2008 annual meeting, subject to certain conditions. As of the date of the Settlement Agreement, the members of the Stockholder Group beneficially owned, in the aggregate, 3,206,007 shares, or 34.4%, of the company’s common stock and Tinicum beneficially owned 2,471,067 shares, or 26.5%, of the company’s common stock. The company also agreed to reimburse certain out-of-pocket expenses of the Stockholder Group and Tinicum.
The Settlement Agreement provides that the company will recommend, and reflect such recommendation in its definitive proxy statement, a vote “for” the Nominees at the 2007 annual meeting which will be held within 60 days of the previously announced record date of July 25, 2007.
Under the Settlement Agreement, the members of the Stockholder Group and Tinicum have agreed to cause all shares of company common stock held of record or beneficially owned by them or any affiliate on the record date, with respect to which they have shared or sole voting power, to be present at the 2007 annual meeting for quorum purposes and to be voted at the 2007 annual meeting in favor of the election of the Nominees and against any proposal made in opposition to, or in competition with, any proposal or Nominee recommended by the company Board at the annual meeting. In addition, each member of the Stockholder Group is obligated to use commercially reasonable efforts to cause all shares of common stock with respect to which such member shares investment discretion and does not have sole voting power to be present at the annual meeting for quorum purposes and to be voted in the manner described above. In addition, the parties have agreed to certain board and committee appointments effective upon the election of the Nominees.

The summary of the terms of the Settlement Agreement as set forth herein is qualified in its entirety by reference to the Settlement Agreement, a copy of which is attached hereto as Exhibit 99.1.
The company plans to file with the SEC and mail to its stockholders a proxy statement in connection with its 2007 annual meeting, and advises its stockholders to read the proxy statement relating to the annual meeting when it becomes available because it will contain important information. Stockholders may obtain a free copy of the proxy statement and any other relevant documents (when available) that the company files with the SEC at the SEC’s web site at www.sec.gov. The proxy statement and these other documents, when available, may also be obtained free of charge from the company by directing a request to Breeze-Eastern Corporation, 700 Liberty Avenue, Union, NJ 07083, Attention: Secretary.
The company, its directors and named executive officers may be deemed to be participants in the solicitation of the company’s stockholders in connection with the annual meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in the company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and any amendments thereto, and in the company’s definitive proxy statement with respect to its 2006 annual meeting, each of which is filed with the SEC, and (when available) in the company’s definitive proxy statement with respect to the 2007 annual meeting that the company will file with the SEC. To the extent holdings of the company’s equity securities by such persons have changed since the information reflected in the foregoing documents, such changes have been reflected on Statements of Changes in Beneficial Ownership of Securities on Form 4 filed with the SEC.

ITEM 8.01	Other Events
The company has issued a press release with respect to entering into the Settlement Agreement referenced in Item 1.01, above, a copy of which is attached hereto as Exhibit 99.2

ITEM 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired. None
(b)	Pro Forma Financial Information. None
(c)	Shell Company Transactions. None
(d)	Exhibits.

Exhibit	Description

99.1	Settlement Agreement dated as of July 31, 2007, by and among the company, Tinicum Capital Partners II, L.P., Tinicum Capital Partners II Parallel Fund, L.P. and a stockholder group consisting of Wynnefield Partners Small Cap Value, L.P., Goldsmith & Harris Incorporated, and their respective affiliated entities and persons.

99.2	Press release dated as of July 31, 2007, announcing the Settlement Agreement referenced in Item 1.01, above.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZE-EASTERN CORPORATION
By:	/s/ Gerald C. Harvey
Gerald C. Harvey, Executive Vice President, General Counsel and Secretary

Date: July 31, 2007

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